Exhibit 5.1

May 22, 2018

Turtle Beach Corporation

11011 Via Frontera, Suite A/B

San Diego, California 92127

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Turtle Beach Corporation, a Nevada corporation (the “Company”), and are delivering this opinion, in connection with the preparation of a Registration Statement on Form S-3 (together with all exhibits thereto, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended, for the resale from time to time by the selling stockholders set forth in the Registration Statement (the “Selling Stockholders”), of, subject to adjustment, 1,857,143 shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company consisting of (a) 1,307,143 shares which are issued and outstanding and (b) 550,000 shares which are issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock (the “Warrants). The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Act, and we express no opinion herein as to any matter other than as to the legality of the Common Stock.

We have examined the Registration Statement, the Company’s Articles of Incorporation and Bylaws, each as amended, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any jurisdiction other than Nevada.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	the Registration Statement in the form to be filed with the Commission under the Securities Act on the date hereof;

2.	the Articles of Incorporation of the Company (formerly known as Parametric Sound Corporation), as filed with the Secretary of State of the State of Nevada (the “Secretary of State”) on June 2, 2010, as amended by Certificates of Amendment to Articles of Incorporation filed with the Secretary of State on March 20, 2012, May 20, 2014, and June 18, 2015, and a Certificate of Change filed with the Secretary of State on April 5, 2018, all as certified by the Secretary of State as of a recent date;

3.	the Bylaws of the Company, as previously provided to us by the Company; and

4.	the Resolutions of the Board of Directors of the Company, adopted April 17, 2018, as previously provided to us by the Company.

Based upon our examination, subject to the assumptions stated above and relying on the statements in the documents we have examined, we are of the opinion that:

The Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, as applicable, are or will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

It is understood that this opinion is to be used only in connection with the offer of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.